Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER REPORTS STRONG FIRST QUARTER FINANCIAL RESULTS

EXCEEDING EXPECTATIONS AND CONFIRMS 2014 FULL-YEAR GUIDANCE

Momentum Continues On Advancing New Product Pipeline

And Positioning Company for Future Growth

DEERFIELD, Ill., April 17, 2014 — Baxter International Inc. (NYSE:BAX) today reported first quarter financial results that exceeded the company’s previously issued guidance and confirmed its full-year 2014 financial outlook.

For the first quarter, Baxter reported net income of $556 million and earnings per diluted share of $1.01, compared to net income of $552 million and earnings per diluted share of $1.00 in the same period last year. First quarter 2014 results include after-tax special items totaling $96 million (or $0.18 per diluted share), for intangible asset amortization and costs associated with the integration of its Gambro AB acquisition, business development and business optimization initiatives. First quarter 2013 results included net after-tax charges totaling $49 million (or $0.09 per diluted share).

On an adjusted basis, excluding special items in both periods, Baxter’s first quarter net income of $652 million increased 8 percent from $601 million reported in 2013. Adjusted earnings per diluted share of $1.19 advanced 9 percent from $1.09 per diluted share last year, exceeding the company’s previously issued

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BAXTER REPORTS 1st QUARTER FINANCIAL RESULTS — Page  2

earnings guidance of $1.06 to $1.09 per diluted share. Financial results include an after-tax gain of $35 million (or $0.06 per diluted share) associated with the sale of certain equity investments, which will largely be reinvested in the business over the balance of the year.

Worldwide sales of $3.95 billion increased 15 percent (or 16 percent excluding foreign exchange), compared to $3.45 billion reported in the first quarter of 2013. Excluding the contribution of Gambro revenues, which totaled $400 million, Baxter’s worldwide sales increased 3 percent to $3.55 billion (or 5 percent excluding the impact of foreign currency).

By business, BioScience revenues of $1.61 billion rose 5 percent (or 6 percent excluding the impact of foreign currency). This performance was driven primarily by double-digit growth of ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] and FEIBA (an inhibitor therapy), improved U.S. sales of plasma-based therapeutics including GAMMAGARD LIQUID [Immune Globulin Intravenous (Human)] used primarily in treating immune deficiencies, and a benefit from accelerated timing of milestone payments related to the company’s ongoing collaborations with governments on the development of influenza vaccines.

Medical Products sales increased 22 percent to $2.34 billion with performance augmented by the Gambro acquisition and strong sales of peritoneal dialysis products and certain injectable drugs. Excluding revenues associated with the Gambro acquisition, Medical Products sales increased 1 percent (or 4 percent excluding the impact of foreign currency).

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“Positive momentum is building and Baxter is off to a strong start in 2014,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “We delivered strong financial results, continued to enhance our flexibility to invest for future growth, build and advance the new product pipeline, expand our business portfolios and position the company for sustained performance and success.”

Baxter’s new product pipeline is focused on a number of programs that improve the quality of care and address key, high-potential areas of unmet medical need. Recent highlights include:

•

FDA approval of a label change allowing for a shorter total infusion time for GLASSIA, a chronic augmentation and maintenance therapy indicated for adults with emphysema due to congenital deficiency of alpha-1 antitrypsin (AAT), an under-diagnosed hereditary condition characterized by a low level of alpha-1 protein in the blood. This change enhances convenience and allows for less overall time for the entire infusion process, from preparation to administration.

•

Success in meeting the primary efficacy endpoint in Baxter’s Phase 3 study of BAX 111, the first stand-alone recombinant treatment in clinical development for von Willebrand disease. The company expects to file for regulatory approval in the United States before the end of 2014 and also intends to pursue a study for a prophylaxis indication.

•

Presentation of interim data at the European Association for Hemophilia and Allied Disorders (EAHAD) from the first year of observation from the ADVATE HaEmophilia A Database (AHEAD) study, a four-year outcomes registry of hemophilia A patients. A total of 562 patients have been enrolled to date, and the data supports the clinical experience of prophylaxis treatment with ADVATE, showing the majority of patients (55.3%) on prophylaxis had fewer than two bleeding episodes per year, with a median annual bleed rate (ABR) of 1.1. Of these patients, 51 percent experienced no bleeds during one year of treatment.

•

Restructuring of the company’s ongoing agreement with Xenetic Biosciences for the development of BAX 826, a recombinant Factor VIII treatment utilizing Xenetic’s proprietary polysialic acid (PSA) technology. BAX 826 is currently in preclinical development as a treatment that may be administered less frequently, potentially at once-weekly intervals, without compromising efficacy.

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•

Acquiring Chatham Therapeutics, including Chatham’s Biological Nano Particle (BNP™) platform – an advanced recombinant adeno-associated virus-(rAAV) based gene therapy technology. In addition to the ongoing development program for the investigational hemophilia B treatment, BAX 335, Baxter obtained access to a preclinical hemophilia A (FVIII) program, and the potential future application to additional hemophilia treatments.

“In addition to these achievements, during the first quarter we announced a significant milestone in the company’s history – plans to create two separate, independent global healthcare companies, one focused on developing and marketing innovative biopharmaceuticals and the other on life-saving medical products - each offering shareholders distinct investment profiles and unique investment opportunities, “ added Parkinson. “This decision underscores Baxter’s commitment to ensuring its long-term strategic priorities remain aligned with shareholders’ best interests, while improving our competitive position and performance, enhancing operational, commercial and scientific effectiveness and creating value for patients, healthcare providers, and other key stakeholders.”

Second Quarter and Full-Year 2014 Outlook

Baxter also announced today its guidance for the second quarter and confirmed its guidance for the full year.

For the second quarter of 2014, the company expects sales growth of approximately 12 to 13 percent, excluding the impact of foreign currency. Baxter expects earnings, before special items, of $1.18 to $1.22 per diluted share in the second quarter.

Baxter expects sales growth for full-year 2014 of 9 to 10 percent, before the impact of foreign exchange. Also for the full year, Baxter expects earnings,

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before special items, of $5.05 to $5.25 per diluted share and cash flows from operations of approximately $3.5 billion.

The second quarter 2014 earnings guidance excludes approximately $0.07 per diluted share of projected intangible asset amortization expense. The full year 2014 earnings guidance excludes $0.38 per diluted share of special items comprising $0.18 per diluted share of items recorded in the first quarter, and projected intangible asset amortization expense of $0.20 per diluted share for the remainder of the year. Reconciling for the inclusion of these items results in GAAP (Generally Accepted Accounting Principles) earnings of $1.11 to $1.15 per diluted share for the second quarter and $4.67 to $4.87 per diluted share for the full year 2014.

A webcast of Baxter’s first quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 17, 2014. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including the company’s Annual Meeting of Shareholders on May 6, 2014.

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

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This release includes forward-looking statements concerning Baxter’s financial results, business development activities, capital structure, R&D pipeline including plans regarding future clinical trials and regulatory filings, outlook for 2014 and the planned separation of Baxter’s biopharmaceutical and medical products businesses. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; U.S. healthcare reform and other global austerity measures; reimbursement and rebate policies of government agencies and private payers; product development risks; accurate identification of business development and R&D opportunities and realization of anticipated benefits, including the ability to successfully integrate the Gambro business and achieve anticipated efficiencies; timely submission and approval of regulatory filings; inventory reductions or fluctuations in buying patterns; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers, including foreign governments; foreign currency fluctuations and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

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BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended March 31, 2014 and 2013

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2014		2013		Change

NET SALES	$ 3,951		$ 3,448		15%

COST OF SALES	1,990		1,692		18%

GROSS MARGIN	1,961		1,756		12%

% of Net Sales	49.6%		50.9%		(1.3 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	920		795		16%
% of Net Sales	23.3%		23.1%		0.2 pts

RESEARCH AND DEVELOPMENT EXPENSES	313		246		27%
% of Net Sales	7.9%		7.1%		0.8 pts

NET INTEREST EXPENSE	43		25		72%

OTHER INCOME, NET	(24)		(3)		N/M

PRE-TAX INCOME	709		693		2%

INCOME TAX EXPENSE	153		141		9%

% of Pre-Tax Income	21.6%		20.3%		1.3 pts

NET INCOME	$ 556		$ 552		1%

BASIC EPS	$ 1.02		$ 1.01		1%

DILUTED EPS	$ 1.01		$ 1.00		1%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	542		545
Diluted	548		551

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 829	A	$ 763	A	9%

ADJUSTED NET INCOME (excluding special items)	$ 652	A	$ 601	A	8%

ADJUSTED DILUTED EPS (excluding special items)	$ 1.19	A	$ 1.09	A	9%

A	Refer to page 8 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

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BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended March 31, 2014 and 2013

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended March 31, 2014 and 2013 included special items which impacted the GAAP measures as follows:

	Three Months Ended March 31,
	2014	2013	Change

Gross Margin	$ 1,961	$ 1,756	12%
Intangible asset amortization expense [1]	43	25
Business optimization items [2]	12	—
Currency-related items [3]	—	1

Adjusted Gross Margin	$ 2,016	$ 1,782	13%

% of Net Sales	51.0%	51.7%	(0.7 pts	)

Marketing and Administrative Expenses	$ 920	$ 795	16%
Gambro acquisition and integration items [4]	(17)	(17)
Business optimization items [2]	(10)	—
Tax and legal reserves [5]	10	—

Adjusted Marketing and Administrative Expenses	$ 903	$ 778	16%

% of Net Sales	22.9%	22.6%	0.3 pts

Research and Development Expenses	$ 313	$ 246	27%
Business optimization items [2]	(6)	—
Business development items [6]	(25)	—

Adjusted Research and Development Expenses	$ 282	$ 246	15%

% of Net Sales	7.1%	7.1%	0 pts

Other Income, Net	$ (24)	$ (3)	N/M
Gambro acquisition and integration items [4]	(17)	—
Currency-related items [3]	—	(27)

Adjusted Other Income, Net	$ (41)	$ (30)	37%

Pre-Tax Income	$ 709	$ 693	2%
Impact of special items	120	70

Adjusted Pre-Tax Income	$ 829	$ 763	9%

Income Tax Expense	$ 153	$ 141	9%
Impact of special items	24	21

Adjusted Income Tax Expense	$ 177	$ 162	9%

% of Adjusted Pre-Tax Income	21.4%	21.2%	0.2 pts

Net Income	$ 556	$ 552	1%
Impact of special items	96	49

Adjusted Net Income	$ 652	$ 601	8%

Diluted EPS	$ 1.01	$ 1.00	1%
Impact of special items	0.18	0.09

Adjusted Diluted EPS	$ 1.19	$ 1.09	9%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	548	551

[1]

Effective January 1, 2014, Baxter has updated its non-GAAP measures of Adjusted Gross Margin, Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted Diluted EPS to exclude intangible asset amortization expense. Prior period non-GAAP measures have been revised to reflect the updated measures. Intangible asset amortization expense totaled $43 million ($34 million, or $0.06 per diluted share, on an after-tax basis) and $25 million ($20 million, or $0.04 per diluted share, on an after-tax basis) in 2014 and 2013, respectively.

[2]

The company undertook business optimization initiatives resulting in charges totaling $28 million ($21 million, or $0.04 per diluted share, on an after-tax basis) in 2014, which includes Gambro AB (Gambro) post-acquisition restructuring activities.

[3]

Cost of sales and other income, net in 2013 included a charge of $11 million ($7 million, or $0.01 per diluted share, on an after-tax basis) related to the Venezuelan currency devaluation announced by the government of Venezuela in February 2013. Additionally, other income, net in 2013 included a loss of $17 million ($11 million, or $0.02 per diluted share, on an after-tax basis) related to derivative instruments entered into in December 2012 and January 2013 to hedge the anticipated foreign currency cash outflows associated with the planned acquisition of Gambro.

[4]

Marketing and administrative expenses and other income, net in 2014 included total charges of $34 million ($26 million, or $0.05 per diluted share, on an after-tax basis) principally related to the acquisition and integration of Gambro, including the loss on the regulator-mandated divestiture of Baxter’s legacy CRRT business. Marketing and administrative expenses in 2013 included business development charges of $17 million ($11 million, or $0.02 per diluted share, on an after-tax basis) associated with pre-acquisition costs for the planned acquisition of Gambro.

[5]	Marketing and administrative expenses in 2014 included the reversal of prior litigation reserves of $10 million ($7 million, or $0.01 per diluted share, on an after-tax basis).

[6]

Research and development (R&D) expenses in 2014 included a charge of $25 million ($22 million, or $0.04 per diluted share, on an after-tax basis) related to certain milestone payments associated with the company’s collaboration with Coherus Biosciences, Inc.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended March 31,
	2014		2013

Net income	$ 556		$ 552
Adjustments
Depreciation and amortization	236		183
Deferred income taxes	(17)		38
Stock compensation	31		32
Realized excess tax benefits from stock issued under employee benefit plans	(12)		(12)
Business optimization charges	28		—
Net periodic pension benefit and OPEB costs	71		94
Other	(15)		10
Changes in balance sheet items
Accounts and other current receivables, net	233		85
Inventories	(233)		(181)
Accounts payable and accrued liabilities	(236)		(299)
Business optimization and infusion pump payments	(45)		(26)
Other	(38)		(90)

Cash flows from operations	$ 559		$ 386

Changes in Net Debt
Increase (decrease)	Three Months Ended March 31,
	2014		2013

Net debt, beginning of period A	$ 6,433		$ 2,660

Cash flows from operations	(559)		(386)
Capital expenditures	421		292
Dividends	266		246
Proceeds from stock issued under employee benefit plans	(126)		(184)
Purchases of treasury stock	250		534
Acquisitions and investments	59		67
Sales of investments and other investing activities	(96)		(10)
Other, including the effect of exchange rate changes	(3)		(41)
Increase in net debt	212		518

Net debt, March 31 A	$ 6,645		$ 3,178

Key statistics, March 31:
Days sales outstanding	53.6	B	53.6
Inventory turns	2.0		2.2

A	Net debt is a non-GAAP measure, refer to page 10 for a description of net debt and a reconciliation to GAAP measures.

B	Includes the impact from the acquisition of Gambro. Excluding Gambro, the company’s days sales outstanding was 49.9 days as of March 31, 2014.

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BAXTER INTERNATIONAL INC.

Total Debt to Net Debt Reconciliation

(unaudited)

($ in millions)

Total Debt to Net Debt Reconciliation A
	March 31,	December 31,	March 31,	December 31,
	2014	2013	2013	2012
Short-term debt	$ 49	$ 181	$ 333	$ 27
Current maturities of long-term debt and lease obligations	1,128	859	377	323
Long-term debt and lease obligations	7,517	8,126	5,157	5,580

Total debt	8,694	9,166	5,867	5,930

Less: Cash and equivalents	(2,049)	(2,733)	(2,689)	(3,270)

Total net debt	$ 6,645	$ 6,433	$ 3,178	$ 2,660

A

Net debt represents the difference between total debt (defined as short-term debt, current maturities of long-term debt and lease obligations, and long-term debt and lease obligations as presented on the company’s consolidated balance sheets) and cash and equivalents.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

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BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending March 31, 2014 and 2013

(unaudited)

($ in millions)

	Q1 2014	Q1 2013	% Growth @ Actual Rates	% Growth @ Constant Rates

BioScience
United States	$ 824	$ 773	7%	7%
International	784	757	4%	5%
Total BioScience	$1,608	$1,530	5%	6%

Medical Products
United States	$ 836	$ 709	18%	18%
International	1,507	1,209	25%	28%
Total Medical Products [1]	$2,343	$1,918	22%	24%

Baxter International Inc.
United States	$1,660	$1,482	12%	12%
International	2,291	1,966	17%	19%
Total Baxter [1]	$3,951	$3,448	15%	16%

[1]

Includes Gambro net sales of $400 million in the first quarter of 2014. Medical Products net sales excluding Gambro grew 1% at actual rates and 4% at constant rates during the first quarter of 2014. Total Baxter net sales excluding Gambro grew 3% at actual rates and 5% at constant rates during the first quarter of 2014.

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BAXTER INTERNATIONAL INC.

Sales by Franchise

Periods Ending March 31, 2014 and 2013

(unaudited)

($ in millions)

	Q1 2014	Q1 2013	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Hemophilia	$ 827	$ 765	8%		9%
BioTherapeutics	502	509	(1%	)	(1%	)
BioSurgery	176	172	2%		3%
Vaccines	103	84	23%		25%
Total BioScience	$1,608	$1,530	5%		6%

Medical Products
Fluid Systems	$ 757	$ 740	2%		3%
Renal [1]	991	590	68%		72%
Specialty Pharmaceuticals	367	363	1%		2%
BioPharma Solutions	228	225	1%		4%
Total Medical Products	$2,343	$1,918	22%		24%

Total Baxter	$3,951	$3,448	15%		16%

[1]

Consists of PD and HD therapies, and includes Gambro net sales of $400 million in the first quarter of 2014. Renal sales excluding Gambro remained flat at actual rates and grew 4% at constant rates during the first quarter of 2014.

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BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International

Periods Ending March 31, 2014 and 2013

(unaudited)

($ in millions)

	Q1 2014			Q1 2013			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International		Total

BioScience
Hemophilia	$ 341	$ 486	$ 827	$ 332	$ 433	$ 765	3%	12%		8%
BioTherapeutics	365	137	502	342	167	509	7%	(18%	)	(1%	)
BioSurgery	99	77	176	99	73	172	—%	5%		2%
Vaccines	19	84	103	—	84	84	N/M	—%		23%
Total BioScience	$ 824	$ 784	$1,608	$ 773	$ 757	$1,530	7%	4%		5%

Medical Products
Fluid Systems	$ 410	$ 347	$ 757	$ 385	$ 355	$ 740	6%	(2%	)	2%
Renal [1]	180	811	991	98	492	590	84%	65%		68%
Specialty Pharmaceuticals	162	205	367	160	203	363	1%	1%		1%
BioPharma Solutions	84	144	228	66	159	225	27%	(9%	)	1%
Total Medical Products [1]	$ 836	$1,507	$2,343	$ 709	$1,209	$1,918	18%	25%		22%

Total Baxter [1]	$1,660	$2,291	$3,951	$1,482	$1,966	$3,448	12%	17%		15%

[1]

Includes Gambro net sales of $400 million in the first quarter of 2014. Renal sales excluding Gambro remained flat at actual rates and grew 4% at constant rates during the first quarter of 2014. Medical Products net sales excluding Gambro grew 1% at actual rates and 4% at constant rates during the first quarter of 2014. Total Baxter net sales excluding Gambro grew 3% at actual rates and 5% at constant rates during the first quarter of 2014.